Consent Solicitation Statement Dated November 23, 1994


                      LIVE Entertainment Inc.
            Consent Solicitation Statement for Written
  Consents to Amend the Restated Certificate of Incorporation, as Amended, of LIVE Entertainment Inc.


     This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents ("Consent Solicitation") of holders of Common Stock, par value $.01 per share ("Common Stock"), and holders of Series C Convertible Preferred Stock, par value $1.00 per share ("Series C Preferred Stock"), of LIVE Entertainment Inc., a Delaware corporation (the "Company" or "LIVE"), to approve certain amendments (the "Proposed Amendment") to LIVE's Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), in order to effect a one-for-five reverse stock split ("Reverse Stock Split") with respect to LIVE's issued and outstanding Common Stock.

     The Consent Solicitation is being made by the Company and the Company will bear the costs thereof. In order to avoid unnecessary delay and expense to the Company, LIVE has elected to obtain stockholder approval of the Proposed Amendment by written consent, rather than by calling a special meeting of stockholders. It is expected that this Consent Solicitation Statement and accompanying written consent form will be first mailed to stockholders on or about November 23, 1994. The Company's principal executive offices are located at 15400 Sherman Way, Suite 500, Van Nuys, California 91406.

     LIVE has fixed the close of business on October 31, 1994 ("Record Date") as the record date for the determination of stockholders entitled to consent to the Proposed Amendment and receive notice of this action. The affirmative written consent ("Consent") of stockholders representing a majority of the combined voting power with respect to LIVE's securities entitled to consent to the Proposed Amendment, voting as a single class, is necessary for and will constitute approval of the Proposed Amendment (the "Requisite Consents"). Only holders of record of Common Stock and Series C Preferred Stock at the close of business on the Record Date are entitled to consent to the Proposed Amendment. A stockholder representing a majority of the combined voting power with respect to the Common Stock and Series C Preferred Stock has informed LIVE that it intends, subject to receipt of this Consent Solicitation Statement, to consent to the Proposed Amendment. If such stockholder consents, the Proposed Amendment is assured of approval. (See "The Consent Solicitation
- - Approval Required; Board Recommendation" below). LIVE is also seeking the consent of the other stockholders entitled to consent to the Proposed Amendment. All such stockholders are requested to complete, sign and date the accompanying Consent form and promptly return it to American Stock Transfer & Trust Company
(the "Consent Agent") in the enclosed postage prepaid envelope. The Consents may be revoked by any such stockholder prior to receipt by the Company of the Requisite Consents and will be automatically revoked if the Requisite Consents are not obtained by the Expiration Date (as defined below). If the Proposed Amendment is effected, each stockholder of LIVE will be bound by the Proposed Amendment, whether or not such stockholder delivered a Consent.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF
LIVE GIVE THEIR WRITTEN CONSENT IN FAVOR OF THE PROPOSED
AMENDMENT.

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., LOS ANGELES TIME, ON DECEMBER 8, 1994, UNLESS EXTENDED (THE "EXPIRATION DATE"). IF THE REQUISITE CONSENTS HAVE NOT BEEN RECEIVED BY 5:00 P.M., LOS ANGELES TIME, ON THE EXPIRATION DATE, THE COMPANY MAY EXTEND THE CONSENT SOLICITATION FOR A SPECIFIED PERIOD OR ON A DAILY BASIS UNTIL THE REQUISITE CONSENTS HAVE BEEN RECEIVED, BUT NOT BEYOND 60 DAYS FROM THE EARLIEST DATED, VALID CONSENT RECEIVED BY THE COMPANY.

THE CONSENT SOLICITATION

Purposes and Effects of Proposed Amendment

     The Board of Directors has adopted a resolution declaring advisable the Proposed Amendment so as to reclassify all issued and outstanding shares of Common Stock in order to effect the one-for-five Reverse Stock Split (such shares of reclassified Common Stock are sometimes hereinafter referred to as shares of "New Common Stock"). The text of such board resolution is set forth as Exhibit A hereto.

     The sole purpose of the Reverse Stock Split is to increase the per share bid price of the Common Stock above the $3.00 minimum per share bid price required for listing the Common Stock on NASDAQ. Management believes, although there is no assurance, that the Reverse Stock Split will increase the per share bid price above such minimum per share bid price. The Company is in the process of applying for listing the Common Stock on NASDAQ, which, upon the effectiveness of the Proposed Amendment and the Reverse Stock Split, would become a listing for the New Common Stock. However, there is no assurance that the Common Stock or New Common Stock will be accepted for listing on NASDAQ. The Common Stock has been listed for trading on the New York Stock Exchange, Inc. ("NYSE") since 1990 but on October 4, 1994, the NYSE suspended the Common Stock from trading and instituted delisting proceedings with respect to the Common Stock due to LIVE's net worth and three year average earnings being less than NYSE requirements. The Company expects that the Common Stock will not be listed for trading on the NYSE after November 30, 1994. On October 31, 1994, quotations with respect to the Common Stock were initiated on the OTC Bulletin Board and NQB Pink Sheets. On November 16, 1994, the per share closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board and NQB Pink Sheets were $0.50 and $1.00.

     The New Common Stock will be identical to the Common Stock in all other material respects. The effect of the Reverse Stock Split will be to reduce the number of shares of Common Stock held by holders of shares of Common Stock outstanding as of the Record Date from 12,093,610 shares to approximately 2,418,722 shares. The Reverse Stock Split will not, in and of itself, affect the proportionate equity interest of any holder of Common Stock in the Company, subject to the provisions for the elimination for fractional shares as described below. The exercise and conversion privileges of all options, warrants and other securities exercisable for or convertible into shares of Common Stock will be appropriately adjusted as necessary so as to preserve the proportionate equity interest of all holders of Common Stock and such options, warrants and other securities.

Proposed Amendment; Effective Time

     The Reverse Stock Split will be effected by amending Article FOURTH of the Certificate of Incorporation to reclassify every five outstanding shares of Common Stock as one share of New Common Stock having the same par value and other powers, preferences and rights as the Common Stock. The Reverse Stock Split will proportionately decrease the number of authorized shares of Common Stock to 24,000,000 shares. The Reverse Stock Split, if approved, will become effective upon the filing with the Delaware Secretary of State of a certificate of amendment ("Certificate of Amendment") containing the amendment to Article FOURTH specified in Exhibit A, without any further action on the part of the stockholders. The date and time at which the Certificate of Amendment and Reverse Stock Split become effective is hereinafter referred to as the "Effective Time." If the Requisite Consents are received by the Company on or before the close of business on December 8, 1994, LIVE intends to file the Certificate of Amendment before the close of business on December 9, 1994.

     LIVE will furnish to any stockholder entitled to consent to the Proposed Amendment a copy of the Restated Certificate of Incorporation, as amended, upon request made to the Company at LIVE's principal executive offices set forth below.

Fractional Shares

     Holders of Common Stock at the time of the Reverse Stock Split who hold a number of shares that is not evenly divisible in the Reverse Stock Split will receive cash in lieu of the fractional shares that arise as a result of the Reverse Stock Split. For purposes of settling fractional shares of New Common Stock arising from the Reverse Stock Split, the Company will value the New Common Stock based on the average of the per share closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board and NQB Pink Sheets for the five trading days immediately preceding the Effective Time.

Exchange of Certificates

     Prior to the Effective Time, LIVE will authorize American Stock Transfer & Trust Company to act as exchange agent (the "Exchange Agent") for purposes of effecting an exchange of stock certificates. As soon as practicable after the Effective Time, the Exchange Agent will send letters of transmittal to holders of Common Stock as of the Effective Time for use in transmitting their stock certificates currently representing shares of Common Stock to the Exchange Agent in exchange for new certificates representing the number of shares of New Common Stock into which their shares of Common Stock have been reclassified in the Reverse Stock Split and cash for any fractional shares. No cash payment or delivery of a certificate for New Common Stock will be made to a stockholder until the stockholder has surrendered his outstanding certificates for Common Stock together with the letter of transmittal to the Exchange Agent.

     Until so surrendered, each stock certificate formerly representing shares of Common Stock shall be deemed for all purposes to represent the number of whole shares of New Common Stock to which the holder thereof is entitled, together with the amount of cash in lieu of fractional shares, if any, as a result of the Reverse Stock Split.

     Holders of Common Stock are requested not to surrender their certificates unless and until they receive a letter of transmittal.

Record Date and Persons Entitled to Give Written Consents

     LIVE has fixed the close of business on October 31, 1994 as the Record Date for the determination of stockholders entitled to consent to the Proposed Amendment and receive notice of the taking of such corporate action. Only holders of record of Common Stock and Series C Preferred Stock at the close of business on the Record Date (or any persons who have obtained a properly completed proxy from such record holders) will be entitled to consent to the Proposed Amendment. At the close of business on the Record Date, LIVE had outstanding 12,093,610 shares of Common Stock. Each holder of Common Stock is entitled to cast one vote per share of Common Stock. At the close of business on the Record Date, there were 1,277 holders of record of Common
Stock. At the close of business on the Record Date, LIVE also had outstanding 15,000 shares of Series C Preferred Stock.
Pursuant to the terms of the Series C Preferred Stock, each holder of Series C Preferred Stock is entitled to the same voting rights as a holder of the number of shares of Common Stock which such holder would own if it had converted its Series C Preferred
Stock into Common Stock as of the Record Date. Each share of Series C Preferred Stock was then convertible into the number of shares of Common Stock equal to the $15,978,385 Liquidation
Preference per share of Series C Preferred Stock (as adjusted pursuant to the terms of the Series C Preferred Stock) as of the Record Date divided by $3.045, the Conversion Price in effect with respect to the Series C Preferred Stock as of the Record
Date. Accordingly, Pioneer LDCA, Inc. ("Pioneer"), as the holder of 100% of the outstanding Series C Preferred Stock, is entitled to cast 5,247,417 votes by virtue of its Series C Preferred
Stock, voting together on the Proposed Amendment with the holders of Common Stock.

Approval Required; Board Recommendation

     Approval of the Proposed Amendment requires the affirmative written consent of stockholders representing a majority of the combined voting power with respect to LIVE's securities entitled to consent, voting as a single class. Pursuant to Delaware law, abstentions and broker non-votes will have the effect of a vote against the Proposed Amendment. As of the Record Date, the LIVE voting securities entitled to consent consisted of 12,093,610 shares of Common Stock and 15,000 shares of Series C Preferred Stock, which have voting rights equivalent to 5,247,417 shares of Common
Stock. LIVE also has issued and outstanding 6,000,000 shares of Series B Cumulative Preferred Stock, par value $1.00 per share
(the "Series B Preferred Stock"), but except for the election of two members of the Board of Directors, the holders of Series B
Preferred Stock generally do not have voting rights and are nor entitled to consent with respect to the Proposed Amendment.

     Pioneer has informed LIVE that it intends, subject to receipt of this Consent Solicitation Statement, to cast all 9,276,640 of its votes (based upon 5,247,417 votes attributable to shares of Series C Preferred Stock owned by Pioneer and 4,029,223 votes attributable to shares of Common Stock owned by Pioneer) in favor of the Proposed Amendment. If Pioneer so votes, the Proposed Amendment is assured of approval. LIVE is also seeking the consent of the other stockholders entitled to consent to the Proposed Amendment. If approved by the Requisite Consents, the Proposed Amendment and the Reverse Stock Split will become operative at the Effective Time and all stockholders will be bound by the Proposed Amendment, regardless of whether they consented thereto. No stockholder will have any rights of appraisal or similar rights of dissenters with respect to the Reverse Stock Split.

     THE BOARD OF DIRECTORS OF LIVE UNANIMOUSLY RECOMMENDS THAT
THE STOCKHOLDERS OF LIVE GIVE THEIR CONSENT TO THE PROPOSED
AMENDMENT.

Expiration Date and Extensions

     The term "Expiration Date" shall mean 5:00 p.m., Los Angeles Time, on December 8, 1994, unless LIVE, in its sole discretion (as limited by Delaware law), extends the Consent Solicitation, in which case the term "Expiration Date" shall mean the latest date to which such Consent Solicitation is extended. In order to extend the Expiration Date, LIVE will notify the Consent Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., Los Angeles Time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that LIVE is extending the Consent Solicitation for a specified period of time or on a daily basis until 5:00 p.m., Los Angeles Time, on the date on which the Requisite Consents have been received, but not beyond 60 days from the earliest dated, valid Consent received by the Company.

     LIVE expressly reserves the right to delay accepting any Consents, to extend the Consent Solicitation, or to terminate the Consent Solicitation and not accept Consents by giving oral or written notice of such delay, extension or termination to the Consent Agent. Any such delay in acceptance, extension or termination will be followed as promptly as practicable by public announcement thereof.

Procedure for Giving Consents

     A stockholder wishing to Consent to the Proposed Amendment should complete and sign the enclosed Consent form and mail or deliver such Consent form to the Consent Agent (at the address set forth below). Any stockholder who is the registered holder of Common Stock or Series C Preferred Stock and who wishes to grant his or her Consent, but who was not the record holder of such Common Stock or Series C Preferred Stock on the Record Date, should (i) obtain the information relating to, and signature of, such record holder on the Consent form or (ii) obtain and include with the Consent form a properly completed proxy from such record holder. Any beneficial owner whose shares of Common Stock or Series C Preferred Stock are registered as of the Record Date in the name of its depositary, broker, dealer, commercial bank, trust company or other nominee and who wishes to grant his or her Consent should also follow one of the alternative procedures described in the second sentence of this paragraph.

     The stockholder should execute the Consent form enclosed with this Consent Solicitation Statement in the same manner as such stockholder's name appears on the stock certificates owned by such stockholder to which the Consent form relates. If a Consent form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. If a Consent relates to less than the total number of shares of Common Stock or Series C Preferred Stock registered in the stockholder's name, the stockholder must write above his or her signature on the Consent form the certificate numbers and number of shares of Common Stock or Series C Preferred Stock with respect to which the Consent is given. Otherwise, the Consent will be deemed to relate to the total number of shares of Common Stock or Series C Preferred Stock registered in the name of such stockholder at the close of business on the Record Date. Notwithstanding the foregoing, if the Consent form relates to shares of Common Stock held of record at the close of business on the Record Date by a nominee of the Depository Trust Company or another depositary, the beneficial holder must write above his or her signature on the Consent form the name of such nominee and the total number of shares of Common Stock with respect to which the Consent is given (no certificate numbers need be listed).

     The ownership of the stock certificates shall be proved by the Consent Agent as registrar of the Common Stock and Series C Preferred Stock. All questions as to the validity, form, eligibility (including time of receipt), acceptance and revocations of Consents will be resolved by LIVE in its sole discretion, whose determination shall be final and binding. LIVE reserves the absolute right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of LIVE's counsel, be unlawful. LIVE also reserves the right to waive any irregularities or conditions of delivery as to particular Consents. LIVE's interpretation of the terms and conditions of the Consent Solicitation shall be final and binding. Unless waived, any irregularities in connection with deliveries must be cured within such time as LIVE determines. Neither LIVE nor the Consent Agent shall be under a duty to give notification of such irregularities or will incur liability for failure to give notification. Deliveries of such Consents will not be deemed to have been made until such irregularities have been cured or waived.

     Consents, to be valid, must be pursuant to a Consent form that is properly executed and received on or before the Expiration Date. The Consent form should not be sent to the Company. Stockholders must complete, sign, date and deliver the Consent (or facsimile thereof) for such holder's Common Stock or Series C Preferred Stock to the Consent Agent. Consent forms may be delivered to the Consent Agent by hand, mail, telecopy or overnight courier. The method of delivery of all documents, including fully executed Consent forms, is at the election and risk of the stockholder. Stockholders may use the enclosed, pre-addressed envelope, although if delivery is by mail, return receipt requested is recommended and enough time should be allowed to ensure timely delivery.

     Holders of Common Stock are requested not to surrender their certificates to the Consent Agent unless and until they receive a letter of transmittal. See "Exchange of Certificates."

Revocation of Consents

      A Consent may be revoked at any time prior to the delivery of the Requisite Consents to the Company. Any stockholder desiring to revoke a Consent must deliver to the Consent Agent, at the address set forth below, a written revocation of such Consent containing the name of the stockholder and the certificate numbers and number of shares to which such revocation relates. If record ownership of any shares of Common Stock or Series C Preferred Stock is transferred after the Record Date, the transfer will not revoke a Consent given with respect to such shares by the holder as of the Record Date. Only stockholders as of the Record Date (or their duly designated proxies) are entitled to revoke a Consent previously given, regardless of whether such persons continue to be holders after the Record Date. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other persons acting in a fiduciary or representative capacity, such person should so indicate when signing. The revocation of a Consent shall be effective as to all of the shares of Common Stock or Series C Preferred Stock listed in the Consent to which it relates unless otherwise specified in the notice of revocation.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of October 31, 1994, certain information concerning the ownership of shares of Common Stock and Series C Preferred Stock. The Series C Preferred Stock votes on an as converted basis on all matters which may come before the holders of Common Stock, voting together on such matters with the Common Stock. Information is provided concerning the ownership of Common Stock and Series C Preferred Stock by (i) the holders known to LIVE of more than 5% of the outstanding shares of Common Stock or Series C Preferred Stock,
(ii) each executive officer and director of LIVE and (iii) all executive officers and directors of LIVE as a group.

     Columns (A) and (B) of the table provide information regarding the voting power of the foregoing persons, entities and groups. Columns C through E of the table show their beneficial ownership of Common Stock and Series C Preferred Stock issued and outstanding as of October 31, 1994. Beneficial ownership has been determined in accordance with Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides that a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power which includes the power to dispose of, or to direct the disposition of, such security. Where known by LIVE, the footnotes to the table indicate when shares have been included in the table based upon beneficial ownership resulting other than from actual ownership of the shares.

     Column C of the table ("Number of Shares of Issued and Outstanding Common Stock") includes only shares of Common Stock actually issued and outstanding as of October 31, 1994. Column E ("Shares of Common Stock in Which Person Has Right to Acquire Beneficial Ownership Within 60 Days") provides information with respect to shares of Common Stock that are not held by a person as of October 31, 1994, but which a person has the right to acquire beneficial ownership of within 60 days of that date (such as upon the exercise of options or warrants, the conversion of convertible securities or through other similar securities or arrangements). Shares of Common Stock issuable upon exercise of options or warrants, upon conversion of convertible securities, or through other similar securities or arrangements are included in Column E if such options, warrants, convertible securities or other similar securities or arrangements are exercisable (or convertible) within 60 days of October 31, 1994, regardless of whether the exercise, conversion or other acquisition price is above or below the current market price for Common Stock. On November 16, 1994, the per share closing bid and asked prices of the Common Stock as reported on the OTC Bulletin Board and NQB Pink Sheets were $0.50 and $1.00.

     Columns (F) and (G) of the table show each of the person's, entity's and group's beneficial ownership of Common Stock calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act, and includes shares of Common Stock issued and outstanding as of October 31, 1994, as well as shares for which beneficial ownership may be acquired within 60 days of that date. In accordance with Rule 13d-3(d)(1) under the Exchange Act, any securities not outstanding but which are the subject of options, warrants, rights, or conversion privileges (or other arrangements which could result in the issuance of additional shares of Common Stock by LIVE) exercisable within 60 days of October 31, 1994, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     Certain members of the Board of Directors named in the table are affiliated with one of the beneficial owners of more than 5% of the Common Stock or Series C Preferred Stock (a "5% Owner"). In certain circumstances, a 5% Owner may be deemed to beneficially own Common Stock or Series C Preferred Stock held by such directors, and vice versa. For purposes of the table below,
(i) the beneficial ownership of a 5% Owner includes such director's ownership where indicated by footnote even though the 5% Owner may disclaim beneficial ownership of such shares and
(ii) the beneficial ownership of the director does not include such 5% Owner's beneficial ownership solely by reason of such director's affiliation with such 5% Owner.

BENEFICIAL OWNERSHIP OF COMMON STOCK AND SERIES C PREFERRED STOCK
                                                 (C)                        (E)             (F)        (G)
                                                Number                Shares of Common         Amount of
                                               of Shares                   Stock in      Beneficial Ownership
                                     (B)       of Issued               Which Person Has  of Common Stock as of
                         (A)      Percent of      and         (D)         Right to       September 30, 1994(1)
  Name of Beneficial    Votes     Votes that  Outstanding    Percent  Acquire Beneficial
  Owner or Identity    Entitled     may be       Common        of         Ownership       Number of
      of Group         to Cast     Cast (2)      Stock       Class      Within 60 Days     Shares      Percent
5% Owners
Pioneer               9,276,640(3)    53.5%     4,029,223     33.3%       5,262,417       9,291,640(4)  53.5%
Le Studio (5)         1,288,030        7.4%     1,288,030     10.7%               0       1,288,030     10.7%
RCS Editori S.p.A.(6) 1,288,030        7.4%     1,288,030     10.7%               0       1,288,030     10.7%
FMR Corp (7)                  0         *               0       *         1,955,882       1,955,882     13.9%

Management
Anthony J. Scotti (8)         0         *               0       *            54,206          54,206       *
Roger A. Burlage (9)          0         *               0       *                 0               0       *
Frans J. Afman (10)           0         *               0       *            19,500          19,500       *
Jay Burnham (11)              0         *               0       *            10,000          10,000       *
Ronald B. Cushey (12)         0         *               0       *             5,000           5,000       *
Mario F. Kassar (13)          0         *               0       *            22,500          22,500       *
Jonathan D. Lloyd (14)        0         *               0       *            10,000          10,000       *
David A. Mount (15)           0         *               0       *           139,500         139,500     1.1%
Masao Nomura (16)             0         *               0       *             5,000           5,000       *
R. Timothy O'Donnell (17)     0         *               0       *            80,373          80,373       *
Gregory R. Pierson (18)       0         *               0       *             5,000           5,000       *
Roger R. Smith (19)         760         *             760       *            94,500          95,260       *
Lynwood Spinks (20)           0         *               0       *            11,500          11,500       *
Michael J. White (21)         0         *               0       *            34,000          34,000       *
All executive officers and
 directors as a group**(22) 760         *             760       *           491,079         491,839     3.9%
    *Less than 1%
**14 persons comprised of all of those named above

All of the persons listed in the chart above have sole voting power and sole investment power over the capital stock they beneficially own unless otherwise indicated in the footnotes below.

(1) The number of shares and percentages are based upon 12,093,610 shares of Common Stock outstanding as of October 31, 1994. The shares of Common Stock underlying immediately exercisable options, warrants or rights, immediately convertible securities, or options, warrants, rights or convertible securities that become exercisable or convertible within 60 days of October 31, 1994 are deemed to be outstanding for the purpose of calculating the number and percentage owned by the holders of such options, warrants, rights or convertible securities.

(2) Based upon 17,341,027 possible votes (comprised of (i) the 12,093,610 votes which may be cast by all holders of outstanding Common Stock and (ii) the 5,247,417 votes which may be cast by Pioneer as the sole holder of the Series C Preferred Stock) as of October 31, 1994. Pioneer, as the sole holder of the Series C Preferred Stock, has the same voting rights (and thus is entitled to the same number of votes) as it would be entitled to if it had converted the Series C Preferred Stock into Common Stock as of the Record Date.

(3) Includes 4,029,223 shares of Common Stock directly owned by Pioneer, and 5,247,417 shares of Common Stock issuable upon conversion of the 15,000 shares of Series C Preferred Stock (plus accrued but unpaid dividends through October 31, 1994) held by Pioneer.

(4) Includes 5,247,417 shares of Common Stock issuable upon conversion of the 15,000 shares of Series C Preferred Stock (plus accrued but unpaid dividends through October 31, 1994) held by Pioneer. The Series C Preferred Stock is entitled to vote together with the Common Stock on all matters coming before the holders of the Common Stock as if its holder had converted the Series C Preferred Stock into Common Stock. On that basis, Pioneer is entitled to cast 5,247,417 votes on matters coming before the holders of Common Stock pursuant to its ownership of the Series C Preferred Stock. Includes options to purchase 15,000 shares of Common Stock held by Pioneer affiliated or nominated directors. Pioneer Electronic Corporation owns all of the outstanding shares of capital stock of Pioneer North America, Inc. ("PNA") which in turn owns all of the outstanding shares of common stock of Pioneer. In their most recent Schedules 13D filed with the Commission, Pioneer Electronic Corporation and PNA also claimed beneficial ownership over all of the securities of LIVE held by Pioneer. The address of Pioneer and PNA is 2265 East 220th Street, Long Beach, California 90810. The address of Pioneer Electronic Corporation is 4-1 Meguro, 1 Chome, Meguro-ku, Tokyo 153, Japan.

(5) Represents shares of Common Stock indirectly owned by Le Studio Canal+ S.A. ("Le Studio") through its wholly-owned subsidiary Cinepole Productions B.V. ("Cinepole"). In their most recent Schedules 13D filed with the Commission, Cinepole claimed shared voting power and shared investment power over all of its 1,180,030 shares of Common Stock with Le Studio and Le Studio's corporate parent, Canal+ S.A., and Le Studio claimed shared voting power and shared investment power over all of its 108,000 shares of Common Stock with Canal+ S.A. The address of Cinepole is Surinameweg 2, NL - 2035 VA Haarlem, The Netherlands. The address of Le Studio is 17, rue Dumont d'Urville, 75116 Paris, France. The address of Canal+ S.A. is 85-89 Quai Andre Citroen, 75015 Paris, France.

(6) RCS Editori S.p.A. directly owns 60% of the outstanding stock of RCS Video International Services B.V. ("RCS") and
indirectly owns 40% of the outstanding stock of RCS.   RCS
International Communications N.V. ("RCS Communications") is 100% owned by RCS Editori S.p.A. RCS Editori S.p.A. may therefore be deemed to own beneficially all of the securities owned by RCS and RCS Communications. Includes 108,000 shares of Common Stock directly owned by RCS and 1,180,000 shares of Common Stock directly owned by RCS Communications. In their most recent Schedules 13D filed with the Commission, RCS Editori S.p.A. claimed shared voting power and shared investment power over all of its beneficially owned securities with RCS and RCS Communications, RCS claimed shared voting power and shared investment power over 108,000 shares of Common Stock and RCS Communications claimed shared voting power and shared investment power over 1,180,000 shares of Common Stock. The address of RCS Editori S.p.A. is Via A. Rizzoli 2, 20132 Milan, Italy. The address of RCS and RCS Communications is Museumplein 11, 1071 DJ Amsterdam, The Netherlands.

(7) Represents 1,955,882 shares of Common Stock which are issuable upon exercise of presently exercisable warrants. FMR Corp. is the parent of Fidelity Management & Research Company which manages or advise funds that hold these warrants. The address of FMR Corp. and Fidelity Management & Research Company is 82 Devonshire Street, F7E, Boston, Massachusetts 02109.

(8) Mr. Scotti is the Chairman of the Board and Chief Executive Officer of All American Communications, Inc. ("All American") and the Chairman of the Board of LIVE. Includes 54,206 shares of Common Stock which are issuable to Mr. Scotti upon exercise of presently exercisable options and warrants. Does not include 167,378 shares of Common Stock held by Scotti Brothers Entertainment Industries ("Scotti Brothers") which is a wholly owned subsidiary of All American.

(9) Mr. Burlage is the President and Chief Executive Officer of LIVE and LIVE Home Video Inc. Mr. Burlage owns no shares of
Common Stock.

(10) Mr. Afman is an independent financial consultant to the entertainment industry and a director of LIVE. Includes 19,500 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(11) Mr. Burnham is an independent investment analyst and a director of LIVE. Includes 10,000 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(12) Mr. Cushey is a director of LIVE and an Executive Consultant for PNA. Mr. Cushey is providing assistance to LIVE's accounting and finance departments on an indefinite basis pursuant to an Agreement dated as of April 1, 1994, between PNA and LIVE. Although Mr. Cushey may be deemed to own beneficially the securities owned by Pioneer, Mr. Cushey has disclaimed beneficial ownership of such securities. Includes 5,000 shares of Common Stock which are issuable to Mr. Cushey upon exercise of presently exercisable options.

(13) Mr. Kassar is the Chairman of the Board of Directors and Chief Executive Officer of Carolco Pictures Inc. ("Carolco") and a director of LIVE. Includes 22,500 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(14)     Mr. Lloyd is the Chairman, President and Chief Executive
Officer of OpTel, Inc. and a director of LIVE. Includes 10,000 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(15) Mr. Mount is the President and Chief Executive Officer of WEA Corp. and a director of LIVE and All American. Includes 139,500 shares of Common Stock which are issuable upon exercise of presently exercisable options. Does not include 167,378 shares of Common Stock held by Scotti Brothers.

(16) Mr. Nomura is the Secretary, Treasurer and Chief Financial Officer of Pioneer and a director of LIVE. Although Mr. Nomura may be deemed to own beneficially the securities owned by Pioneer, Mr. Nomura has disclaimed beneficial ownership of such securities. Includes 5,000 shares of Common Stock which are issuable to Mr. Nomura upon exercise of presently exercisable options.

(17) Mr. O'Donnell is the President of Jefferson Capital Group, Ltd. ("Jefferson Capital") and a director of LIVE and All American. Includes 19,500 shares of Common Stock which are issuable upon exercise of presently exercisable options and 45,873 shares of Common Stock underlying three warrants issued to Jefferson Capital. Does not include 167,378 shares of Common Stock held by Scotti Brothers.

(18) Mr. Pierson is the General Counsel of PNA and a director of LIVE. Mr. Pierson owns no shares of Common Stock. Although Mr. Pierson may be deemed to own beneficially the securities owned by Pioneer, Mr. Pierson has disclaimed beneficial ownership of such securities. Includes 5,000 shares of Common Stock which are issuable to Mr. Pierson upon exercise of presently exercisable options.

(19) Mr. Smith is an independent motion picture producer and a director of LIVE. Includes 94,500 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(20)     Mr. Spinks is Executive Vice President/President of
Production and a director of Carolco, and a director of LIVE.
Includes 11,500 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(21)     Mr. White is the Executive Vice President/Chief
Administrative Officer, General Counsel, Acting Chief Financial
Officer and Corporate Secretary of LIVE. Includes 34,000 shares of Common Stock which are issuable upon exercise of presently exercisable options.

(22) Includes shares of Common Stock which are issuable (a) upon exercise of presently exercisable options, warrants and rights and, (b) upon exercise of options, warrants and rights that become exercisable within 60 days of October 31, 1994.


     The following table sets forth, as of October 31, 1994, the beneficial ownership of shares of LIVE's Series B Preferred Stock, by each stockholder who is known by LIVE to own more than 5% of the outstanding shares of the Series B Preferred Stock based upon 6,000,000 shares of the Series B Preferred Stock outstanding as of October 31, 1994.

                                Shares of the    Percentage of
  Name of Beneficial               Series B       Outstanding
       Owner                      Preferred        Series B
                                 Stock Owned    Preferred Stock

Island Investors Partnership (1)    467,604          7.8%
Metropolitan Life Insurance
    Company (2)                     419,094          7.0%


(1)     The address of Island Investors Partnership is 40304
Fisher Island Drive, Fisher Island, Florida 33109.

(2)     The address of Metropolitan Life Insurance Company is One
Madison Avenue, New York, New York 10010.

As of October 31, 1994, none of the directors or executive officers of LIVE beneficially owned any shares of LIVE's Series B
Preferred Stock.

Conditions

     Acceptance of the Consents with respect to the Proposed Amendment and filing of the Certificate of Amendment is conditioned upon receipt of the Requisite Consents. The Company may accept Consents delivered by stockholders entitled to consent and may execute and file the Certificate of Amendment effectuating the Proposed Amendment at any time after such time as it has received the Requisite Consents.

Accounting Treatment

     The Reverse Stock Split will not result in any change to the Company's stockholders' equity. However, since the par value per share of Common Stock is not being changed as part of the Reverse Stock Split, the "Stated Capital" account with respect to the Common Stock and the "Additional Paid-in Capital" account will each be restated to reflect the resulting decrease in aggregate par value of Common Stock issued and outstanding after giving effect to the Reverse Stock Split. The decrease in such aggregate par value will equal $97,000. Accordingly, as of June 30, 1994, the "Stated Capital" account with respect to the Common Stock would have been restated from $121,000 to $24,000 and the "Additional Paid-in Capital" account would have been restated from $110,882,000 to $110,979,000. The restatements will become effective at the Effective Time, which is the earliest possible effective date for such restatements, and will be reflected on the Company's financial statements for the year ending December 31, 1994. Such restatements will not alter the amount available for distribution to the holders of LIVE's equity securities.

Federal Income Tax Consequences of Proposed Amendment

     The Company intends the Reverse Stock Split to be a tax free recapitalization with the following general federal income tax consequences:

     (1) No gain or loss will be recognized by holders of Common Stock whose Common Stock is reclassified as New Common Stock pursuant to the Reverse Stock Split, except for any cash received by a holder of Common Stock in lieu of a fractional share of New Common Stock.

     (2) The aggregate tax basis of New Common Stock received pursuant to the Reverse Stock Split will equal the aggregate tax basis of Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to the fractional share interest for which cash is received.

     (3) A holder of Common Stock who receives cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will recognize taxable gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis of the shares of Common Stock allocable to such fractional share. Such gain or loss will be a capital gain or loss, provided that the Common Stock was held as a capital asset at the time of the Reverse Stock Split, and will be long-term capital gain or loss if the Common Stock was held for more than one year at the time of the Reverse Stock Split.

     (4) Provided that the Common Stock is held as a capital asset at the Effective Time, the holding period of New Common
Stock received pursuant to the Reverse Stock Split will include the holding period of such Common Stock.

     The federal income tax discussion set forth above is included for general information only and may not apply to particular categories of holders of Common Stock such as foreign holders. Similarly, such discussion does not apply to holders of options or warrants to acquire Common Stock who acquired such options and warrants in other than a compensatory transaction.
In addition, there may be relevant foreign, state, local or other tax consequences, none of which are described above.
Stockholders are urged to consult their tax advisor to determine the specific tax consequences of the Reverse Stock Split, including the applicability and effect of foreign, state, local and other tax laws.

Stockholder Proposals

     In order to be considered for inclusion in the proxy statement for the regular annual meeting of the stockholders of the Company in the year 1995, stockholder proposals must have been received by the Company not later than January 28, 1995. Such proposals should be sent to the Corporate Secretary of the Company at the address listed below.

Other Information

     The Company does not believe that any other financial or other information about the Company is necessary for the exercise of prudent judgment in regard to the matter to be acted upon. However, the Company will furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1993, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, including the financial statements and the schedules thereto, upon written request made to the Company, at LIVE's principal executive offices set forth below, of any stockholder entitled to consent to the Proposed Amendment as of the Record Date, and will provide copies of the Exhibits in such reports upon payment of a reasonable fee that will not exceed the Company's reasonable expenses incurred in connection therewith.

No Payments for Solicitation; Payment of Expenses

     Consents are being solicited by the Board of Directors of LIVE. LIVE will bear the expense of preparing, assembling, printing and mailing this Consent Solicitation Statement and the other material used in the Consent Solicitation. Officers and regular employees of LIVE may, without being additionally compensated, solicit Consents by mail, telephone, telegram or personal contact. In addition to mailing this material to stockholders of LIVE, LIVE has asked banks and brokers to forward copies to persons for whom they hold stock of LIVE and to request authority for execution of the Consent forms. LIVE will reimburse such banks and brokers for their reasonable out-of-pocket expenses in doing so. LIVE will not make any payments to any broker, dealer or other person for soliciting Consents pursuant to the Consent Solicitation.

Consent Agent and Exchange Agent

     The Company has retained American Stock Transfer & Trust Company ("AST&T") to act as the Consent Agent and Exchange Agent in connection with the Consent Solicitation. As Consent Agent and Exchange Agent, AST&T will receive customary fees. In addition, the Company will reimburse AST&T for reasonable out-of-pocket expenses and will indemnify AST&T against certain liabilities and expenses. All Consents, and all requests for additional copies of the Consent Solicitation Statement or a Consent form, should be directed to AST&T as Consent Agent at the address and telephone numbers set forth below.

By Mail, Hand or Overnight Carrier:
American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005
Attention: Geraldine Zarbo
Telephone: (718) 936-5100
Facsimile: (718) 235-4588

Company Address and Telephone Numbers

     All inquiries relating to the Consent Solicitation should be directed to the Company at the address and telephone numbers set forth below.

By Mail, Hand or Overnight Carrier:
LIVE Entertainment Inc.
15400 Sherman Way, Suite 500
Van Nuys, California  91406
Attention: Michael J. White
Telephone: (818) 988-5060
Facsimile: (818) 908-9539

                            By order of the Board of Directors

                            /s/ Michael J. White
                            Michael J. White
                            Secretary
LIVE Entertainment Inc.

               Solicitation of Written Consents
        to Amend the Restated Certificate of Incorporation, as Amended, of LIVE Entertainment Inc.


     American Stock Transfer & Trust Company is serving as the Consent Agent and Exchange Agent. Deliveries of Consents should be made to the Consent Agent at the address or facsimile number set forth below. Requests for additional copies of the Consent Solicitation Statement or the form of Consent should also be directed to the Consent Agent at the telephone number and address set forth below. Other inquiries relating to the Consent Solicitation should be directed to the Company as Information Agent at the address set forth below.


              The Consent Agent and Exchange Agent:

             American Stock Transfer & Trust Company

               By Mail, Hand or Overnight Carrier:

                        40 Wall Street
                   New York, New York 10005
                  Attention: Geraldine Zarbo

                        By Facsimile:

                       (718) 235-4588

          For Telephone Inquiries or to Confirm Facsimile:

                       (718) 936-5100

                        The Company:

                   LIVE Entertainment Inc.

             By Mail, Hand or Overnight Carrier:

                15400 Sherman Way, Suite 500
                 Van Nuys, California  91406
                 Attention: Michael J. White

                        By Facsimile:

                       (818) 908-9539

        For Telephone Inquiries or to Confirm Facsimile:

                       (818) 988-5060